UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 28, 2010

SciQuest, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34875 (Commission File Number)	56-2127592 (IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina (Address of principal executive offices)	27513 (Zip Code)
Registrant’s telephone number, including area code: (919) 659-2100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 28, 2010, SciQuest, Inc. (the “Company”) entered into that certain Third Amendment to Office Lease with Duke Realty Limited Partnership (the “Third Amendment”), which amended that certain Office Lease, dated May 17, 2005, by and between the Company and Duke Realty Limited Partnership. Also on October 28, 2010, the Company entered into that certain Third Amendment to Office Lease with Duke Realty Limited Partnership (the “Kroy Amendment”), which amended that certain Office Lease, dated February 21, 2008, by and between Duke Realty Limited Partnership and Kroy Building Products, Inc. (the “Kroy Lease”). The Company assumed the Kroy Lease pursuant to that certain Assignment of Lease, dated February 11, 2008.
     Together, the Third Amendment and the Kroy Amendment increased the amount of leased space for the Company’s headquarters to approximately 45,000 square feet from approximately 32,000 and extended the term for all such leased space through January 31, 2017.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1†	Third Amendment to Office Lease, dated as of October 28, 2010, by and between Duke Realty Limited Partnership and the Company

10.2	Third Amendment to Office Lease, dated as of October 28, 2010, by and between Duke Realty Limited Partnership and the Company, as successor in interest to Kroy Building Products, Inc.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: November 2, 2010
By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

10.1	Third Amendment to Office Lease, dated as of October 28, 2010, by and between Duke Realty Limited Partnership and the Company

10.2	Third Amendment to Office Lease, dated as of October 28, 2010, by and between Duke Realty Limited Partnership and the Company, as successor in interest to Kroy Building Products, Inc.